Goodwin Procter LLP Counselors at Law The New York Times Building 620 Eighth Avenue New York, NY 10018	T: 212.813.8800 F: 212.355.3333 goodwinprocter.com

September 23, 2015

Clough Funds Trust
1290 Broadway, Suite 1100
Denver, Colorado 80203

Re:	Clough Funds Trust
Pre-Effective Amendment No. 2 to Registration Statement on Form N-1A
File Nos. 333-204408, 811-23059

Ladies and Gentlemen:

As counsel to Clough Funds Trust, a Delaware statutory trust (the “Trust”), we have been asked to render our opinion with respect to the issuance of an indefinite number of shares of beneficial interest of the Trust (the “Shares”), without par value, representing beneficial interests in the Clough Global Long/Short Fund, the initial series of the Trust, as more fully described in the prospectus and statement of additional information contained in Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (the “Registration Statement”).

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinion expressed below and we are familiar with the Trust’s Declaration of Trust and its Bylaws, each as amended to date.  We have relied, without independent verification, on a certificate of the Secretary of State of the State of Delaware and, as to matters of fact material to the opinion set forth below, on a certificate and other inquiries of officers of the Trust.  We also have assumed that the Shares will be issued and paid for in accordance with the Registration Statement, as amended from time to time, and that ownership of all such Shares will be duly recorded in the books of the Trust or its transfer or similar agent.

The opinion expressed below is limited to the Delaware Statutory Trust Act.

Based upon the foregoing, we are of the opinion that the Shares, when issued and sold, will be validly issued, fully paid and non-assessable by the Trust, in accordance with the terms of the Declaration of Trust.

Clough Funds Trust

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm as legal counsel for the Trust in the Registration Statement.  This consent shall not constitute an acknowledgment that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Sincerely,

/s/ Goodwin Procter LLP

GOODWIN PROCTER  LLP